UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware001-3543245-2986089

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 McKinney Street, Suite 2850 Houston, Texas (Address of principal executive offices)	77010 (Zip Code)

Registrant’s telephone number, including area code: (713) 595-1900

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on December 7, 2012, Adam Kroloff and Bernard de Combret each recently resigned from the Board of Directors (the “Board”) of ZaZa Energy Corporation (the “Company”).

Following these resignations, the Board appointed A. Haag Sherman to be a director of the Company and to serve on both the Audit Committee and the Nominating and Corporate Governance Committee of the Board.  In connection with his appointment, the Board determined that Mr. Sherman has satisfied the conditions necessary to be deemed to be an “Independent Director,” including under the test set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the independence standards set forth under the NASDAQ Listing Rules, including Rule 5605.

Mr. Sherman is a co-founder, partner and non-executive Vice Chairman of Salient Partners, L.P. (“Salient”), a Houston based investment firm with approximately $18 billion in assets.  In addition, Mr. Sherman serves on the boards of directors of: Hilltop Holdings, Inc. (NYSE:HTH), which recently acquired PlainsCapital Corporation, a bank holding company with assets in excess of $6 billion; Salient MLP & Energy Infrastructure Fund (NYSE: SMF) and Salient Midstream & MLP Fund (NYSE: SMM), non-diversified, closed-end management investment companies investing primarily in the securities of master limited partnerships, energy infrastructure companies and midstream companies; Blue Dolphin Energy Corporation (OTCQX: BDCO), a Delaware corporation located in Houston which engages in crude oil and condensate processing, as well as the gathering and transportation and the exploration and production of oil and natural gas; and The Endowment Fund Complex, a collection of closed-end, non-diversified, management investment companies.

From 2002 to 2011, Mr. Sherman held various executive positions with Salient and its affiliates, including Chief Investment Officer and Chief Executive Officer.  Prior thereto, he served as an executive officer and partner of The Redstone Companies where he, among other things, managed a private equity portfolio.  Mr. Sherman is an honors graduate of the University of Texas School of Law and a cum laude graduate of Baylor University.  He also previously practiced corporate law at Akin, Gump, Strauss, Hauer & Feld, LLP and was an auditor at Price Waterhouse, a public accounting firm.  Mr. Sherman is an attorney and certified public accountant, in each case licensed in the State of Texas.

Mr. Sherman’s appointment is effective as of December 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAZA ENERGY CORPORATION

Date: December 10, 2012	By:	/s/ TODD A. BROOKS
	Name:	Todd A. Brooks
	Title:	President and Chief Executive Officer